Exhibit 10.1

ADAPTIVE REAL ESTATE INCOME TRUST, INC.

ADVISORY MANAGEMENT AGREEMENT

This ADVISORY MANAGEMENT AGREEMENT (this “Agreement”), is made and entered as of the       day of                        , 2013 (the “Effective Date”), by and between ADAPTIVE REAL ESTATE INCOME TRUST, INC., a Maryland corporation (the “Company”), and ADAPTIVE REAL ESTATE INCOME TRUST ADVISORS, LLC, a Texas limited liability company (the “Advisor”).

W I T N E S S E T H

WHEREAS, the Company is issuing shares of its common stock, par value $0.0001, in an initial public offering registered with the Securities and Exchange Commission;

WHEREAS, the Company has been formed to primarily acquire and operate a portfolio of institutional quality, income-producing commercial real estate, focused primarily on the following four asset classes:  multifamily; office; industrial; and retail;

WHEREAS, the Company intends to qualify as a real estate investment trust and invest its funds in investments permitted by the terms of the Company’s Articles of Incorporation and Sections 856 through 860 of the Code;

WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board, all as provided herein; and

WHEREAS, the Advisor is willing to undertake to provide these services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE ONE

DEFINITIONS

The following defined terms used in this Agreement shall have the meanings specified below:

Acquisition Expenses.  The Company will pay all expenses incurred in respect of an investment in an Asset or a potential investment in an Asset, whether or not closed, including any third party expenses and any expenses paid by the Advisor, including, but not limited to, (i) Personnel Compensation Costs and Administrative Services Burden incurred by the Advisor for employees providing (a) Transactional Support Services and (b) ancillary services that may be provided by the Advisor, including without limitation accounting services related to the preparation of audits required by the Securities and Exchange Commission, property condition reports, title services, title insurance, insurance brokerage or environmental services related to the preparation of environmental assessments (referred to herein as the “Ancillary Services”); (ii) any investment-related expenses due to third parties in the case of a completed or contemplated investment, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, including Audit Expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs; and (iii) any payments with respect to a completed or contemplated investment made to (a) a prospective seller of an asset, (b) an agent of a prospective seller of an asset, or (c) a party that has the right to control the sale of an asset intended for investment by the Company that are not refundable and that are not ultimately applied against the purchase price for such asset.  With respect to Assets owned or to be owned through a Joint Venture, the Acquisition Expenses shall be equal to the product of (A) the amount determined in accordance with the foregoing and (B) the Ownership Percentage.

Acquisition Fees.  Any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgages or other loans or the purchase, development, construction or Improvement of an Asset, including, without limitation, real estate commissions, selection fees, investment banking fees, third party seller’s fees (to the extent the Company agrees to pay any such fees as part of an acquisition), Development Fees, Construction Fees, non-recurring management fees, loan fees, points or any other fees of a similar nature payable to the Advisor pursuant to Section 3.01(b).  Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor.

Administrative Services Burden.  Direct and indirect general and administrative costs allocated or related to Advisor Personnel that are separate and distinct from Personnel Compensation Costs paid or accrued (whether actual or estimated) without duplication, including, but not limited to, computer hardware, software and licensing costs, office supplies, postage, travel, office facilities costs (such as rent, common area charges, parking charges and utilities), network and personal communication costs (including office and personal telephones) and human resources initiatives incurred by the Advisor or its Affiliates and reasonably allocated to the Company.

Advisor.  Adaptive Real Estate Income Trust Advisors, LLC, a Texas limited liability company, any successor advisor to the Company, or any Person to which Adaptive Real Estate Income Trust Advisors, LLC or any successor advisor subcontracts all or substantially all of its functions.

Advisor Personnel.  Any person compensated by the Advisor or any Affiliate of the Advisor, whether as an employee, consultant or subcontractor, who performs services on behalf of the Advisor for or to the Company.

Affiliate or Affiliated.  As to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Applicable Debt Financing Fee.  A percentage equal to 0.5% of the Commitment Amount made available to the Company for any loan or Mortgage, or refinancing, restructuring, or modification of any existing loan or Mortgage, with a term (taking into effect all available extension options) of at least 120 days.    The Company will pay directly all expenses related to any third party arrangements, including any lender costs, broker costs, and other costs associated with the financing, such as legal expenses, title expenses, closing costs, and due diligence expenses.

Articles of Incorporation.  The Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended or restated from time to time.

Assets.  Properties, Mortgages, loans and other direct or indirect investments (other than investments in bank accounts, money market funds or other current assets) owned by the Company, directly or indirectly through one or more of its Affiliates or Joint Ventures or through other investment interests.  By way of example, if the Company has a 45% Ownership Percentage in a Joint Venture and the Joint Venture holds 50% of the equity interests in an Asset, then the Company shall be considered to have a 22.5% Ownership Percentage in the Asset.

Asset Management Fee.  The fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Assets pursuant to Section 3.01(a) of this Agreement.

Audit Expenses.  Any and all costs or expenses paid or incurred by the Advisor, on behalf of the Company, in connection with financial statements prepared in accordance with Regulation S-X, including but not limited to Rules 3-01, 3-05 and 3-14 thereunder, and pro forma financial information required by Article 11 thereunder.

Average Invested Assets.  For a specified period, the average of the aggregate book value of the Assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

Board.  The Board of Directors of the Company.

Bylaws.  The bylaws of the Company, as the same are in effect from time to time.

Change of Control.  Any (i) event (including, without limitation, issue, transfer or other disposition of Shares of capital stock of the Company or equity interests in the Operating Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company or the Operating Partnership representing greater than 50% of the combined voting power of the Company’s or the Operating Partnership’s then outstanding securities, respectively; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of the Common Shares or (ii) direct or indirect sale, transfer, conveyance or other disposition (other than pursuant to clause (i)), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company or the Operating Partnership, taken as a whole, to any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act).

Code.  Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean the provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Commitment Amount.  With respect to any loan or Mortgage, the maximum amount of the loan or Mortgage that the lender or lenders have made available in accordance with the terms and conditions contained in the documents governing the loan or Mortgage as those terms and conditions existed when the parties first executed and delivered the applicable governing documents, including any extension periods; provided that in the case of a revolving loan, the Commitment Amount shall not include monies that may be reborrowed as a result of principal repayments.

Common Shares.  Any shares of the Company’s common stock, par value $0.0001 per share.

Company.  Adaptive Real Estate Income Trust, Inc., a corporation organized under the laws of the State of Maryland.  Unless the context clearly indicates otherwise, references to the Company shall include its direct and indirect subsidiaries, including the Operating Partnership.

Competitive Real Estate Commission.  A real estate or brokerage commission paid or, if no commission is paid, the amount that customarily would be paid for the purchase or sale of a property that is reasonable, customary, and competitive in light of the size, type and location of the property (as determined by the Board, including a majority of the Independent Directors).

Construction Fee.  A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on a Property.

Contract Purchase Price.  The amount of monies or other consideration: (i) paid or contributed (including deemed contributions) by the Company, the Operating Partnership or the Joint Venture, as applicable, to acquire an Asset or any Incremental Interest in an Asset, including by way of exchanging a debt interest for an equity interest and including any indebtedness funded by parties other than the Company or the Joint Venture, as applicable, for money borrowed to finance the purchase or indebtedness of third parties secured by an Asset, which is assumed, refinanced or restructured in connection with the acquisition, (ii) to be funded or advanced by the Company, the Operating Partnership or the Joint Venture, as applicable, in respect of a Mortgage in connection with the acquisition of an Asset; and (iii) approved by the Board from time to time for the construction, development or Improvement of an Asset, but excluding amounts accounted for in (i) or (ii) above.  In each case, Acquisition Fees and Acquisition Expenses shall be excluded from the calculation.  With respect to Assets owned or to be owned through a Joint Venture, the Contract Purchase Price shall be equal to the product of (A) the amount determined in accordance with the foregoing and (B) the Ownership Percentage.

Convertible Shares.  Any shares of the Company’s convertible stock, par value $0.0001 per share.

Dealer Manager.  Behringer Securities LP, an Affiliate of the Advisor, or such Person selected by the Board to act as the dealer manager for an Offering.

Development Fee.  A fee for the packaging of an Asset, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific development Property, either initially or at a later date.

Director.  A member of the Board.

Disposition Fee.  Disposition Fee shall have the meaning ascribed to such term in Section 3.01(d).

Distributions.  Any dividends or other distributions of money or other property by the Company to holders of Common Shares, including distributions that may constitute a return of capital for federal income tax purposes but excluding distributions that constitute the redemption of any Common Shares.

Exchange Act.  The Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.  Reference to any provision of the Exchange Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

GAAP.  Generally accepted accounting principles as in effect in the United States of America from time to time or such other accounting basis mandated by the Securities and Exchange Commission.

Gross Proceeds.  The aggregate amount paid for all Shares sold for the account of the Company through an Offering, without deduction for Organization and Offering Expenses.

Improvement.  Any monies invested or otherwise spent by the Company or the Operating Partnership, directly or indirectly to develop, construct, renovate, remodel, or refurbish an Asset, all to the extent that the monies invested or funded for each of these purposes are approved by the Board.

Incremental Interest.  An increase in the Ownership Percentage in an Asset, which results from an additional investment by the Company or the Operating Partnership in the Asset, whether through an additional capital contribution, the funding of additional debt or the assumption or guarantee of debt, which is not matched by a corresponding contribution or assumption by the other Joint Venture partner(s).

Independent Director.  A Director who has not been, within the last two years, directly or indirectly associated with the Sponsor, the Advisor or any of their Affiliates by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, (ii) employment by the Company, the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, (iv) performance of services for the Company, other than as a Director of the Company, (v) service as a director or trustee of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered “material” if the aggregate annual gross revenue derived by the Director from the Sponsor, the Advisor and their Affiliates exceeds 5% of either the Director’s annual gross income during either of the last two calendar years or the Director’s net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Company.

Initial Investment.  Initial Investment shall have the meaning ascribed to such term in Section 6.13.

Initial Public Offering. The Company’s initial Offering.

Intellectual Property Rights.  All rights, titles and interests, whether foreign or domestic, in and to any and all trade secrets, confidential information rights, patents, invention rights, copyrights, service marks, trademarks, know-how, or similar intellectual property rights and all applications and rights to apply for such rights, as well as any and all moral rights, rights of privacy, publicity and similar rights and license rights of any type under the laws or regulations of any governmental, regulatory, or judicial authority, foreign or domestic and all renewals and extensions thereof.

Joint Ventures.  A legal organization formed to provide for the sharing of the risks and rewards in an enterprise co-owned and operated for mutual benefit by two or more business partners and established to acquire or hold Assets.

Listing or Listed.  The filing of a Form 8-A (or any successor form) to register the Common Shares on a national securities exchange and the approval of an original listing application related thereto by the applicable exchange; provided, that the Common Shares shall not be deemed to be Listed until trading in the Common Shares shall have commenced on the relevant national securities exchange.  Upon a Listing, the Common Shares shall be deemed Listed.  A Listing shall also be deemed to occur on the effective date of a merger in which the consideration received by the holders of Common Shares is securities of another issuer that are listed on a national securities exchange.

Mortgages.  In connection with mortgage financing provided, invested in, participated in or purchased by the Company, all of the notes, deeds of trust, security interests or other evidence of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidence of indebtedness or obligations.

NASAA REIT Guidelines.  The Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association on May 7, 2007, and as in effect on the date hereof.

Net Income.  For any period, the Company’s total revenues applicable to that period, less the total expenses applicable to the period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Assets.

Net Offering Proceeds.  The Gross Proceeds raised in an Offering net of the Organization and Offering Expenses incurred.

Offering.  Any public offering of Shares pursuant to an effective registration statement filed under the Securities Act, other than a public offering of Shares under a distribution reinvestment plan.

Operating Partnership.  Adaptive Real Estate Income Trust OP LP, a Texas limited partnership, through which the Company may own Assets.

Organization and Offering Expenses.  Any and all costs and expenses incurred by and to be paid by the Company in connection with an Offering, the formation of the Company, and including, to the extent applicable, the qualification, registration and regulatory filings of the Offering and the marketing and distribution of the Shares, including, without limitation:  total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys); expenses for printing, engraving, amending registration statements and supplementing prospectuses; mailing and distribution costs; Personnel Compensation Costs and Administrative Services Burden incurred in connection with sales, marketing and offering activity, such as preparing supplemental sales literature; telephone and other telecommunication costs; all advertising and marketing expenses, including the costs related to investor and broker-dealer meetings; charges of transfer agents, registrars, trustees, escrow holders, depositories and experts; filing, registration and qualification fees and taxes relating to the Offering under federal and state laws; accountants’ and attorneys’ fees; reimbursement of bona fide due diligence expenses of broker-dealers; promotional items provided to participating broker-dealers; the cost of training and education meetings held by the Company (including the travel, meal and lodging costs of registered representatives of broker-dealers); attendance and sponsorship fees and cost reimbursement for employees of the Advisor and its affiliates to attend conferences conducted by broker-dealers; reimbursement to broker-dealers for technology costs associated with the Offering; costs and expenses related to such technology costs; and costs and expenses associated with the facilitation of the marketing of the Shares and the ownership of the Shares by such broker-dealers’ customers.

Ownership Percentage.  With respect to any Asset made through a Joint Venture, the portion of the equity contributed to such Joint Venture, directly or indirectly, and debt assumed by the Company or the

Operating Partnership, compared to the aggregate equity contributed and debt assumed by all Persons to such Joint Venture.

Person.  An individual, corporation, association, business trust, estate, trust, partnership, limited liability company or other legal entity.

Personnel Compensation Costs.  All compensation and benefits paid or accrued (whether actual or estimated), without duplication, including, but not limited to base salaries, bonuses, payroll taxes,  insurance costs, 401(k) contributions, profit and incentive plans and other ancillary benefits incurred  relating to Advisor Personnel, and reasonably allocated to the Company.

Preferred Shares.  Any shares of the Company’s preferred stock, par value $0.0001 per share.

Property or Properties.  As the context requires, any, or all, respectively, of the Real Property acquired by the Company or the Operating Partnership, either directly or indirectly (whether through Joint Ventures or other investment interests, regardless of whether the Company consolidates the financial results of these entities).

Proprietary Property.  All modeling algorithms, tools, computer programs, know-how, methodologies, processes, technologies, ideas, concepts, skills, routines, subroutines, operating instructions and other materials and aides used in performing the duties set forth in Section 2.02 that relate to advice regarding current and potential Assets, and all modifications, enhancements and derivative works of the foregoing.

Prospectus.  Prospectus has the meaning set forth in Section 2(a)(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities of the Company.

Real Property or Real Estate.  Land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

REIT.  A corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in interests in Real Estate (including fee ownership and leasehold interests) or in loans secured by Real Estate or both in accordance with Sections 856 through 860 of the Code.

Sale or Sales.  Any transaction or series of transactions whereby: (A) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, and including any event with respect to any Property which results in the Company or the Operating Partnership receiving a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which results in the Joint Venture receiving insurance claims or condemnation awards; (D) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or other loan or portion thereof (including with respect to any Mortgage or other loan, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments of amounts owed pursuant to the Mortgage or other loan) and any event with respect to a Mortgage or other loan which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, relinquishes or otherwise disposes of its ownership of any other Asset not previously described in this definition or any portion thereof.

Securities Act.  The Securities Act of 1933, as amended from time to time, or any successor statute thereto.  Reference to any provision of the Securities Act shall mean the provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Selling Commissions.  Any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to Behringer Securities LP.

Shares.  Shares of stock of the Company of any class or series, including Common Shares, Preferred Shares or Convertible Shares.

Sponsor.  Sponsor has the meaning ascribed to such term in the Articles of Incorporation.

Stockholders.  The record holders of the Company’s Shares as maintained in the books and records of the Company or its transfer agent.

Termination Date.  The date of termination of this Agreement.

Texas Tax Code.  The Texas Tax Code as amended by Texas H.B. 3, 79th Leg., 3rd C.S. (2006).  Reference to any provision of the Texas Tax Code shall mean the provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable administrative rules as in effect from time to time.

Total Operating Expenses.  All costs and expenses paid or incurred by the Company, as determined under GAAP, which are in any way related to the operation of the Company or to Company business, including advisory fees, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization, impairment charges and bad debt reserves, (v) incentive fees paid to the Advisor in compliance with Section 8.7 of the Articles of Incorporation (as such provision may be amended or renumbered from time to time), (vi) Acquisition Fees and Acquisition Expenses (which, for the purposes of this definition, shall include any costs associated with Advisor Personnel performing Transactional Support Services), (vii) real estate commissions on the Sale of Assets, (viii) property operating expenses incurred on an individual Property level; and (ix) other fees and expenses connected with the acquisition, financing, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Transactional Support Services.  Services performed by Advisor Personnel relating to an acquisition, development, financing, disposition, foreclosure, tenant negotiation and other transactions on behalf of the Company, including, but not limited to, the supervision or performance of site visits, tenant interviews, review of rent rolls, verification of leases and other contracts relating to the ownership, capital structure or operations of an Asset, review of surrounding location and potential competitors, review of environmental and property conditions and supervision of third parties providing similar services.  For clarification, Transactional Support Services are separate and distinct from services performed by the Advisor for which the Advisor is paid a fee pursuant to Section 3.01.

ARTICLE II

THE ADVISOR

2.01         Appointment.  The Company hereby appoints the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

2.02         Duties of the Advisor.  The Advisor shall be deemed to be in a fiduciary relationship to the Company and its Stockholders.  The Advisor shall generally manage the Company’s day-to-day operations and perform and supervise the various general and administrative functions reasonably necessary for the management and operations of the Company. Subject to Section 2.08, the Advisor undertakes to use its commercially reasonable best efforts to present to the Company potential investment opportunities consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board.  Subject to the supervision of the Board and consistent with the provisions of the Company’s most recent Prospectus, the Articles of Incorporation and the Bylaws, the Advisor agrees to perform, either directly or by engaging an Affiliate of the Advisor or other Person, the following services on behalf of the Company.

(a)           Organizational and Offering Services.  The Advisor shall manage and supervise:

(i)            the structure, development and negotiation of any equity or debt offering of the Company, including the determination of the specific terms of any Shares to be offered by the Company in an Offering;

(ii)           the preparation of all organizational and offering related documents, and obtaining of all required regulatory approvals of such documents;

(iii)          along with the Dealer Manager, approval of the participating broker dealers and negotiation of the related selling agreements;

(iv)          coordination of the due diligence process relating to participating broker dealers and their review of the Prospectus and other Offering and Company documents;

(v)           preparation and approval of all marketing materials contemplated to be used by the Dealer Manager or others in an Offering;

(vi)          along with the Dealer Manager, negotiation and coordination with the transfer agent for the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;

(vii)         creation and implementation of various technology and electronic communications related to an Offering; and

(viii)        all other services related to organization of the Company or the Offering, whether performed and incurred by the Advisor or its Affiliates.

(b)           Acquisition, Disposition, Financing and Related Services.  The Advisor shall:

(i)            serve as the Company’s investment and financial advisor and provide relevant market research and economic and statistical data in connection with the Company’s Assets and investment objectives and policies;

(ii)           consult with the Board and assist the Board in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;

(iii)          subject to the provisions of Section 2.03 hereof, (1) locate, analyze and select potential investments in Assets, (2) structure and negotiate the terms and conditions of transactions pursuant to which an investment in Assets will be made; (3) make investments in Assets on behalf of the Company or the Operating Partnership in compliance with the investment objectives and policies of the Company; (4) structure and negotiate the terms and conditions relating to the entering into, or the restructuring of, financings, refinancings or extensions relating to loans or Mortgages; (5) make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Assets; and (6) enter into leases of Property and service contracts for Assets with Persons and, to the extent necessary, perform all other operational functions for the maintenance and administration of the Assets, including the servicing of Mortgages;

(iv)          perform due diligence on prospective investments and create due diligence reports summarizing the results of such work;

(v)           deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with acquiring Assets or financing, refinancing, restructuring or extending any loans or Mortgages;

(vi)          prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for the Board to evaluate the proposed investments;

(vii)         obtain reports (which may be prepared by or for the Advisor or its Affiliates), where appropriate, concerning the value of Assets or contemplated investments of the Company in Assets;

(viii)        obtain the prior approval of the Board to acquire or dispose of an Asset; and

(ix)           negotiate and execute investments and other transactions approved by the Board.

(c)           Asset Management and Property Related Services.  The Advisor shall:

(i)            monitor and service the Company’s existing debt facilities and other financings;

(ii)           monitor applicable markets and obtain reports (which may be prepared by the Advisor or its Affiliates) where appropriate, concerning the value of investments of the Company;

(iii)          monitor and evaluate the performance of investments of the Company; provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company’s investments;

(iv)          coordinate with the Property Manager on its duties under any property management agreement and assist in obtaining all necessary approvals of major property transactions as governed by the applicable property management agreement;

(v)           monitor and analyze real estate taxes and coordinate with property tax consultants relating to potential reduction of real estate taxes;

(vi) coordinate and manage relationships between the Company and any joint venture partners;

(vii)         consult with the officers and Directors of the Company and provide assistance with the evaluation and approval of potential property dispositions, sales or refinancings; and

(viii)        provide the officers and Directors of the Company periodic reports regarding investments in Properties.

(d)           Accounting, SEC Compliance, Tax and Other Administrative Services.  The Advisor shall:

(i)            coordinate with the Company’s independent accountants and auditors to prepare and deliver to the Board an annual report covering the Advisor’s compliance with certain material aspects of this Agreement;

(ii)           maintain accounting systems, records and data and any other information requested concerning the activities of the Company as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

(iii)          assist the Company in preparing all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies;

(iv)          coordinate tax and compliance services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

(v)           maintain all appropriate books and records of the Company;

(vi)          provide the officers of the Company and the Board with timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with such matters, including but not limited to compliance with the Sarbanes-Oxley Act of 2002;

(vii)         consult with the officers of the Company and the Board relating to the corporate governance structure and appropriate policies and procedures related thereto;

(viii)        perform all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law, including the Sarbanes-Oxley Act of 2002;

(ix)           investigate, select, and, on behalf of the Company, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagers, construction companies and any and all Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services;

(x)            supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the Assets;

(xi)           provide the Company with all necessary cash management services;

(xii)          consult with the officers of the Company and the Board and assist the Board in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

(xiii)         manage and perform the various administrative functions necessary for the management of the day-to-day operations of the Company;

(xiv)        provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s business and operations;

(xv)         provide financial and operational planning services and portfolio management functions; and

(xvi)        from time-to-time, or at any time reasonably requested by the Board, make reports to the Board on the Advisor’s performance of services to the Company under this Agreement.

(e)           Stockholder Services.  The Advisor shall maintain and preserve the books and records of the Company, including stock books and records reflecting a record of the Stockholders and their ownership of the Company’s Shares, and perform the following Stockholder services:

(i)            manage services for and communications with Stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications;

(ii)           retain a transfer agent on behalf of the Company to perform all necessary transfer agent functions;

(iii)          oversee the performance of the Company’s transfer agent and registrar;

(iv)          manage and coordinate with the transfer agent the quarterly distribution process and payments to stockholders;

(v)           establish technology infrastructure to assist in providing Stockholder support and service; and

(vi)          perform the various subscription processing services reasonably necessary for the admission of new Stockholders in connection with an Offering.

2.03         Authority of Advisor.

(a)           General.  All rights and powers to manage and control the day-to-day business and affairs of the Company shall be vested in the Advisor. The Advisor shall have the power to delegate all or any part of its rights and powers to manage and control the business and affairs of the Company to such officers, employees, Affiliates, agents and representatives of the Advisor or the Company as it may from time to time deem appropriate. Any authority delegated by the Advisor to any other Person shall be subject to the limitations on the rights and powers of the Advisor specifically set forth in this Agreement, the Articles of Incorporation and the Bylaws.

(b)           Powers of the Advisor.  Subject to the express limitations set forth in this Agreement and subject to the supervision of the Board, the power to direct the management, operation and policies of the Company shall be vested in the Advisor, which shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Company to carry out any and all of the objectives and purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable or incidental thereto to perform its obligations under this Agreement.

(c)           Approval by Directors.  Notwithstanding the foregoing, any investment in Properties, including any acquisition of a Property by the Company or any investment by the Company in a Joint Venture, limited partnership or similar entity owning real properties, will require the prior approval of the Board or a committee of the Board constituting a majority of the Board. The prior approval of a majority of the Independent Directors and a majority of the Board, in each case, not otherwise interested in the transaction will be required for each transaction between the Company and the Advisor or its Affiliates. The Advisor will deliver to the Board of Directors all documents required by it to properly evaluate the proposed investment.

(d)           Modification or Revocation of Authority.  The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 2.03.  If and to the extent the Board so modifies or revokes the authority contained herein, the Advisor shall henceforth submit to the Board for approval all items requiring Board approval as a result of the modification and revocation of authority, provided however, that the modification or revocation shall be effective only upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of the notification.

2.04         Bank Accounts.  The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or in the name of the Company and may collect and deposit into any account or accounts, and disburse from any account or accounts, any money on behalf of the Company, under the terms and conditions as the Board may approve, provided that no funds of the Company or the Operating Partnership shall be commingled nor shall any of such funds be commingled with the funds of the Advisor; and the Advisor shall from time to time render accountings of the collections and payments to the Board, its audit committee and the auditors of the Company.

2.05         Records; Access.  The Advisor shall maintain records of all its activities hereunder and make the records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours.  The Advisor shall at all reasonable times have access to the books and records of the Company.

2.06         Limitations on Activities.  Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, the Shares or any of the Company’s securities, or otherwise not be permitted by the Articles of Incorporation or Bylaws, except if the action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of the action and shall refrain from taking the action until it receives further clarification or instructions from the Board.  In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given.  The Advisor, its directors, officers, employees and stockholders, and the directors, officers, employees and stockholders of the Advisor’s Affiliates, shall not be liable to the Company or to the Board or Stockholders for any act or omission by the Advisor, its directors, officers, employees or stockholders, or for any act or omission of any Affiliate of the Advisor, its directors, officers or employees or stockholders except as provided in Section 5.02 of this Agreement.

2.07         Relationship with Directors.  Directors, officers and employees of the Advisor or an Affiliate of the Advisor may serve as Directors, officers or employees of the Company, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director shall receive any compensation from the Company for serving as a Director other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board.

2.08         Other Activities of the Advisor.  Nothing herein contained shall prevent the Advisor or its Affiliates from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other activity as described in the Prospectus.  The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein.  The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other Person.  The Advisor or its Affiliates shall promptly disclose to the Board knowledge of such condition or circumstance.

ARTICLE III

COMPENSATION AND REIMBURSEMENT OF SPECIFIED COSTS

3.01         Fees.

(a)           Asset Management Fee.  The Company shall pay the Advisor a monthly Asset Management Fee for each month in an amount equal to 1/12th of 0.75% of the aggregate book value of the Assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves at the end of each such month.  The Advisor, in its sole discretion, may waive, reduce or defer all or any portion of the Asset Management Fee to which it would otherwise be entitled.  The Asset Management Fee will be due on the 15th day following the end of the month for which it applies.

(b)           Acquisition Fee.  The Company shall pay the Advisor an Acquisition Fee in an amount equal to 2.0% of the (i) Contract Purchase Price of each Asset acquired by the Company,

including any debt attributable to the Asset, (ii) funds approved by the Board from time to time for the Improvement of an Asset, including any debt attributable to the Asset, and (iii) funds advanced in respect of a loan, Mortgage or other investment.  Acquisition Fees shall be paid as follows: (1) for Property (excluding properties where development, construction, or Improvements are expected), at the time of acquisition; (2) for Property where development, construction or Improvements are expected, at the time the budget is approved by the Board; and (3) in the case of a loan or Mortgage investment, at the time money is funded or advanced.  The Advisor, in its sole discretion, may waive, reduce or defer all or any portion of the Acquisition Fees to which it would otherwise be entitled.  The Company will pay all Acquisition Fees and any Acquisition Expenses.  The total of all Acquisition Fees and any Acquisition Expenses shall be limited in accordance with the Articles of Incorporation.

(c)           Debt Financing Fee.  The Company shall pay to the Advisor a debt financing fee in an amount equal to the Applicable Debt Financing Fee; provided that no debt financing fee shall be due in connection with any loan or Mortgage (including any extension(s)) that has a maturity date of less than 120 days from the date of the loan or Mortgage, or in the case of an extension(s), 120 days from the original maturity date, and provided further that no debt financing fee shall be due in connection with any loan or Mortgage, or refinancing, restructuring, or modification of any existing loan or Mortgage if such loan or Mortgage, or refinancing, restructuring, or modification of any existing loan or Mortgage was approved by the Board in connection with an acquisition and was consummated within 12 months of the closing of such acquisition.  The debt financing fee shall be paid concurrent with, or subsequent to, the parties executing and delivering definitive documents governing the loan or Mortgage.  The Advisor, in its sole discretion, may waive, reduce or defer all or any portion of the debt financing fee to which it would otherwise be entitled.  The Company will pay directly all expenses related to any third party arrangements, including any lender costs, broker costs, and other costs associated with the financing, such as legal expenses, title expenses, closing costs, and due diligence expenses.

With respect to any loan or Mortgage secured by an asset owned through a Joint Venture, the Advisor shall be entitled to a debt financing fee if the Advisor obtains the loan or performs more than ministerial services in connection with the Joint Venture obtaining the loan, the allocable portion of such debt financing fee attributable to the Company will be equal to the product of the amount of the debt financing fee, as calculated in accordance with this Section 3.01(c), and the Ownership Percentage; provided, however, this allocation shall not prohibit the Advisor from receiving 100% of the debt financing fee from the Joint Venture in instances in which the Advisor provides a substantial amount of the work on behalf of the Joint Venture in connection with the financing transaction.

(d)           Disposition Fee.  If the Advisor or an Affiliate provides a substantial amount of the services (as determined by a majority of the Directors, including a majority of the Independent Directors) in connection with the Sale of one or more Assets, the Advisor or such Affiliate shall receive at closing a disposition fee (the “Disposition Fee”) in an amount equal to the lesser of (i) 1.0% of the sales price or other consideration received in such Sale, or (ii) 50% of the Competitive Real Estate Commission. With respect to Assets owned through a Joint Venture, the Disposition Fee shall be equal to the product of (A) the amount determined in accordance with the foregoing and (B) the Ownership Percentage; provided, however, this allocation shall not prohibit the Advisor from receiving 100% of the Disposition Fee from the Joint Venture in instances in which the Advisor provides a substantial amount of the work on behalf of the Joint Venture in connection with the Sale transaction.  Any Disposition Fee payable under this Section 3.01(d) when added to all other real estate commissions paid to unaffiliated parties in connection with the Sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the sales price of the Asset.  The Company will pay the Disposition Fee for an Asset at the time the Asset is sold.  The Advisor, in its sole discretion, may waive, reduce or defer all or any portion of the Disposition Fee to which it would be entitled.

(e)           Convertible Shares.  The Company has issued 1,000 Convertible Shares to the Advisor.  The Convertible Shares will convert into common stock under certain circumstances as set forth in the Articles of Incorporation.

3.02         Expenses.

(a)           In addition to the compensation paid to the Advisor pursuant to Section 3.01 hereof, the Company shall pay directly or reimburse the Advisor or its Affiliates for all of the costs and expenses paid or incurred by the Advisor or its Affiliates that are in any way related to the operations of the Company or the business of the Company or the services the Advisor provides to the Company pursuant to this Agreement, including, but not limited to:

(i)            Organization and Offering Expenses, subject to the following limitations.  The Company will not be required to pay or reimburse Organization and Offering Expenses unless and until it breaks escrow in its Initial Public Offering, although at such point it will be responsible for such expenses incurred prior to its breaking escrow.  After the Company commences an Initial Public Offering, the Company will pay directly, or reimburse the Advisor or its Affiliates for, all Organization and Offering Expenses. However, within 60 days after the end of the month in which the primary portion of an Offering terminates, the Advisor shall reimburse the Company to the extent necessary to limit the total amount spent by the Company on such Organization and Offering Expenses to no more than 15% of the Gross Proceeds raised in the completed Offering;

(ii)           Acquisition Expenses;

(iii)          the  cost of goods, services and materials used by the Company and obtained from Persons not affiliated with the Advisor, including brokerage fees paid in connection with the purchase and sale of Shares or other securities;

(iv)          interest and other costs for borrowed money, including discounts, points and other similar fees;

(v)           taxes and assessments on income or property and taxes as an expense of doing business;

(vi)          costs associated with insurance required in connection with the business of the Company or by the Board;

(vii)         expenses of managing, operating and disposing of Assets owned by the Company, whether payable to an Affiliate of the Advisor or a non-Affiliated Person;

(viii)        all expenses in connection with payments to the Board for attendance at meetings of the Board and Stockholders;

(ix)           except as otherwise limited by the Articles of Incorporation, expenses associated with Listing or with the issuance and distribution of Shares and other securities of the

Company, such as Selling Commissions and fees, advertising expenses, taxes, legal and accounting fees and Listing and registration fees;

(x)            expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;

(xi)           expenses of organizing, reorganizing, liquidating or dissolving the Company and the expenses of filing or amending the Articles of Incorporation;

(xii)          expenses of any third party transfer agent for the Shares and of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiii)         Personnel Compensation Costs and Administrative Services Burden incurred by the Advisor or its Affiliates in performing the services described herein; provided, that  (A) no reimbursement shall be made for the Personnel Compensation Costs of Advisor Personnel who perform services for which the Advisor receives a separate fee other than in connection with the Advisor directly providing the Ancillary Services, and (B) no reimbursement shall be made for the Personnel Compensation Costs of Advisor Personnel  who are executive officers of the Company if the executive officers of the Company are also executive officers of the Sponsor;

(xiv)     Transactional Support Services; and

(xv)         audit, accounting and legal fees, and other fees for professional services relating to the operations of the Company and all such fees incurred at the request of, or on behalf of, the Independent Directors or any committee of the Board.

(b)           Expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Section 3.02 shall be reimbursed no less than quarterly to the Advisor within 60 days after the end of each quarter.  The Advisor shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver the statement to the Company within 45 days after the end of each quarter.

3.03         Other Services.  Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company other than set forth in Section 2.02, the services shall be separately compensated at the rates and in the amounts as are agreed by the Advisor and the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

3.04         Reimbursement to the Advisor.  Upon four fiscal quarters after the Company’s acquisition of its first Asset, the Company shall not reimburse the Advisor for Total Operating Expenses to the extent that Total Operating Expenses, in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of 2% of Average Invested Assets or 25% of Net Income for that period of four consecutive fiscal quarters.  Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company.  Reimbursement of all or any portion of the Total Operating Expenses that exceed the limitation set forth in the preceding sentence may, at the option of the Advisor, be deferred without interest and may be reimbursed in any subsequent Expense Year where such limitation would permit such reimbursement if the Total Operating Expense were incurred during such period. Notwithstanding the foregoing, if there is an Excess Amount in any Expense Year and the

Independent Directors determine that all or a portion of such excess was justified, based on unusual and nonrecurring factors which they deem sufficient, the Excess Amount may be reimbursed to the Advisor.  If the Independent Directors determine such excess was justified, then, after the end of any fiscal quarter of the Company for which there is an Excess Amount for the 12 months then ended paid to the Advisor, the Advisor, at the direction of the Independent Directors, shall cause such fact to be disclosed in the next quarterly report of the Company or in a separate writing and sent to the Stockholders within 60 days of such quarter end, together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified.  Such determination shall be reflected in the minutes of the meetings of the Board.  All figures used in any computation pursuant to this Section 3.04 shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.

ARTICLE IV

TERM AND TERMINATION

4.01         Term; Renewal.  Subject to Section 4.02 hereof, this Agreement shall continue in force until one year from the Effective Date.  Thereafter, this Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties.  It is the duty of the Board to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

4.02         Termination.  This agreement also may be terminated at the option of either party upon 60 days written notice without cause or penalty (if termination is by the Company, then the termination shall be upon the approval of a majority of the Independent Directors).  Notwithstanding the foregoing, the provisions of Section 4.03, Article V and Article VI shall continue in full force and effect and shall survive the termination or expiration of this Agreement.

4.03         Payments to and Duties of Advisor upon Termination.

(a)           After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company, and the Company shall be obligated to pay, within 30 days after the effective date of the termination all unpaid reimbursements of expenses, subject to the provisions of Section 3.04 hereof, and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement.  To the extent that the Advisor is assisting in the unwinding of this Agreement after the Termination Date, this Agreement shall not be deemed terminated for those purposes and the Advisor shall be entitled to compensation for those purposes as if the Agreement had not been terminated.

(b)           Subject to Section 4.03(c) below, the Advisor shall promptly upon termination:

(i)            pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)           deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii)          deliver to the Board all assets, including the Assets, and documents of the Company then in the custody of the Advisor; and

(iv)          cooperate with the Company and take all reasonable actions requested by the Company to provide an orderly management transition.

(c)           In the event that a Termination Date occurs after the commencement of an Offering and prior to the Advisor’s reimbursement of Organization and Offering Expenses pursuant to the provisions of Section 3.02(a)(i), the reimbursement obligations of the Advisor pursuant to such section will be determined based on the Organization and Offering Expenses and Gross Proceeds as of the date the Offering terminates, and the Advisor shall only be responsible for the lesser of (i) the amount by which Organization and Offering Expenses exceed 15% of Gross Proceeds raised in the Offering as of the Termination Date, or (ii) the amount, if any, by which Organization and Offering Expenses exceed 15% of Gross Proceeds raised in the Offering as of the date of the termination of the Offering.  The Advisor’s reimbursement obligations under this Section 4.03(c) shall be paid within 90 days after the end of the year in which such Offering terminates.

ARTICLE V

INDEMNIFICATION

5.01         Indemnification by the Company.

(a)           The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland, the Articles of Incorporation and the NASAA REIT Guidelines.  Notwithstanding the foregoing, the Company shall not indemnify or hold harmless the Advisor or its Affiliates, including their respective officers, directors, partners and employees, for any liability or loss suffered by the Advisor or its Affiliates, including their respective officers, directors, partners and employees, nor shall it provide that the Advisor or its Affiliates, including their respective officers, directors, partners and employees, be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met: (i) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, have determined that the course of conduct which caused the loss or liability was in the best interests of the Company; (ii) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, were acting on behalf of or performing services for the Company; (iii) the liability or loss was not the result of negligence or misconduct by the Advisor or its Affiliates, including their respective officers, directors, partners and employees; and (iv) the indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from stockholders.  Notwithstanding the foregoing, the Advisor and its Affiliates, including their respective officers, directors, partners and employees, shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and

Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

(b)           The Company may advance funds to the Advisor or its Affiliates, including their respective officers, directors, partners and employees, for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third-party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, undertake to repay the advanced funds to the Company together with the applicable legal rate of interest thereon, in cases in which the Advisor or its Affiliates, including their respective officers, directors, partners and employees, are found not to be entitled to indemnification.

(c)           Notwithstanding the provisions of this Section 5.01, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section 5.01 for any activity which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Section 5.02.

5.02         Indemnification by Advisor.  The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, to the extent that the liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, misfeasance, misconduct, gross negligence or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

ARTICLE VI

MISCELLANEOUS

6.01         Assignment to an Affiliate.  This Agreement and any rights, duties, liabilities and obligations hereunder and the fees and compensation related thereto may be assigned by the Advisor, in whole or in part, only with the approval of a majority of the Board (including a majority of the Independent Directors).  The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board.  This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case the successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement.  This Agreement shall be binding on successors to the Company resulting from a Change of Control or sale of all or substantially all the assets of the Company or the Operating Partnership, and shall likewise be binding upon any successor to the Advisor.

6.02         Non-Solicitation.  During the period commencing on the Effective Date and ending two years following the Termination Date, the Company shall not, without the Advisor’s prior written consent, directly or indirectly, (i) solicit or encourage any Advisor Personnel to leave the employment or other service of the Advisor or any of its Affiliates, or (ii) hire or pay, directly or indirectly, any compensation to, on behalf of the Company or any other Person, any Advisor Personnel who has left the employment of, or engagement by, the Advisor or any of its Affiliates within the two-year period following the termination of that person’s employment with, or engagement by, the Advisor or any of its Affiliates.  During the period commencing on the Effective Date and ending two years following the Termination Date, the Company will not, whether for its own account or for the account of any other Person, intentionally interfere with the relationship of the Advisor or any of its Affiliates with, or endeavor to entice away from the Advisor or any of its Affiliates, any Person who during the term of this Agreement is, or during the preceding two-year period was, a tenant, co-investor, co-developer, joint venturer or other customer of the Advisor or any of its Affiliates.

6.03         Relationship of Advisor and Company.  The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

6.04         Notices.  Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Directors and to the Company:	Adaptive Real Estate Income Trust, Inc. 15601 Dallas Parkway Suite 600 Addison, Texas 75001

To the Advisor:	Adaptive Real Estate Income Trust Advisors, LLC 15601 Dallas Parkway Suite 600 Addison, Texas 75001

Either party shall, as soon as reasonably practicable, give notice in writing to the other party of a change in its address for the purposes of this Section 6.04.

6.05         Modification.  This Agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or permitted assignees.

6.06         Severability.  The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

6.07         Choice of Law; Venue.  The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas, and venue for any action brought with respect to any claims arising out of this Agreement shall be brought exclusively in Dallas County, Texas.

6.08         Entire Agreement.  This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

This Agreement may not be modified or amended other than by an agreement in writing signed by each of the parties hereto.

6.09         Waiver.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of the right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted the waiver.

6.10         Gender; Number.  Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

6.11         Headings.  The titles and headings of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

6.12         Execution in Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

6.13         Initial Investment.  The Advisor or one of its Affiliates has contributed $200,000 (the “Initial Investment”) in exchange for Common Shares of the Company.  The Advisor or its Affiliates may not sell any of the Shares purchased with the Initial Investment while the Advisor acts in an advisory capacity to the Company.  The restrictions included above shall not apply to any Shares acquired by the Advisor or its Affiliates other than the Shares acquired through the Initial Investment.

6.14         Ownership of Proprietary Property.  The Advisor retains ownership of and reserves all Intellectual Property Rights in the Proprietary Property.  To the extent that the Company has or obtains any claim to any right, title or interest in the Proprietary Property, including without limitation in any suggestions, enhancements or contributions that the Company may provide regarding the Proprietary Property, the Company hereby assigns and transfers exclusively to the Advisor all right, title and interest, including without limitation all Intellectual Property Rights, free and clear of any liens, encumbrances or licenses in favor of the Company or any other party, in and to the Proprietary Property.  In addition, at the Advisor’s expense, the Company will perform any acts that may be deemed desirable by the Advisor to evidence more fully the transfer of ownership of right, title and interest in the Proprietary Property to the Advisor, including but not limited to the execution of any instruments or documents now or hereafter requested by the Advisor to perfect, defend or confirm the assignment described herein, in a form determined by the Advisor.

6.15         Treatment Under Texas Margin Tax.  For purposes of the Texas margin tax, the Advisor’s performance of the services specified in this Agreement will cause the Advisor to conduct part of the active trade or business of the Company, and the compensation specified in Article III includes both the payment of management fees and the reimbursement of specified costs incurred in the Advisor’s conduct of the active trade or business of the Company.  Therefore, the Advisor and the Company intend the Advisor to be, and shall treat the Advisor as, a “management company” within the meaning of Section 171.0001(11) of the Texas Tax Code.  The Company and the Advisor will apply Sections 171.1011(m-1)

and 171.1013(f)-(g) of the Texas Tax Code to the Company’s reimbursements paid to the Advisor pursuant to this Agreement of specified costs and wages and compensation.  The Advisor and the Company further recognize and intend that (i) as a result of the fiduciary relationship created by this Agreement and acknowledged in Section 2.02, reimbursements paid to the Advisor pursuant to this Agreement are “flow-through funds” that the Advisor is mandated by law or fiduciary duty to distribute, within the meaning of Section 171.1011(f) of the Texas Tax Code, and (ii) as a result of Advisor’s contractual duties under this Agreement, certain reimbursements under this Agreement are “flow-through funds” mandated by contract to be distributed within the meaning of Section 171.1011(g) of the Texas Tax Code.  The terms of this Agreement shall be interpreted in a manner consistent with the characterization of the Advisor as a “management company” as defined in Section 171.0001(11), and with the characterization of the reimbursements as “flow-through funds” within the meaning of Section 171.1011(f)-(g) of the Texas Tax Code.

6.16         Savings Clause.  If any provision of this Agreement is held unenforceable, then such provision will be modified to reflect the parties’ intention.  All remaining provisions of this Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Advisory Management Agreement as of the date first above written.

ADAPTIVE REAL ESTATE INCOME TRUST, INC.

By:
Name:
Title:

ADAPTIVE REAL ESTATE INCOME TRUST ADVISORS, LLC

By:
Name:
Title: